UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 26, 2020
Date of Report (Date of earliest event reported)

Universal Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)
1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	UVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 26, 2020, the Board of Directors (the “Board”) of Universal Insurance Holdings, Inc. (the “Company”) increased the size of the Board to ten members and appointed Stephen J. Donaghy, the Company’s Chief Executive Officer, as a director of the Company. Mr. Donaghy was not appointed to any Board committees.
Mr. Donaghy will not receive any additional compensation for his service on the Board.
Mr. Donaghy’s son, Ryan Donaghy, is a Senior Software Developer at Evolution Risk Advisors, a wholly-owned subsidiary of the Company. In 2019, Ryan Donaghy received salary and benefits of approximately $162,500 and a bonus of $25,000. Other than as described herein, there is no transaction to which the Company is a participant and in which Mr. Donaghy has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.
In addition, the Board approved indemnification agreements with each of Mr. Donaghy and Frank C. Wilcox, the Chief Financial Officer of the Company. The Company’s form of indemnification agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 15, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2020	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ Frank C. Wilcox
Frank C. Wilcox
Chief Financial Officer